SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

January 3, 2011

Evolving Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-24081 (Commission File Number)	84-1010843 (I.R.S. Employer Identification No.)

9777 Pyramid Court, Suite 100

Englewood, Colorado 80112

(Address of principal executive offices)

Registrant’s telephone number, including area code (303) 802-1000

N/A

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors Steve B. Warnecke and Philip M. Neches

Effective January 3, 2011, Steve B. Warnecke resigned from the Board of Directors of Evolving Systems, Inc. (“Company”).  Mr. Warnecke had served on the Company’s Board of Directors since March 2003 and was the Lead Independent Director, Chairman of the Audit Committee and a member of the Nominating and Governance Committee.  There are no disagreements with the Company.

Effective January 4, 2011, Philip M. Neches resigned from the Company’s Board of Directors.  Dr. Neches had served on the Company’s Board of Directors since August 2005 and was a member of the Audit Committee.  There are no disagreements with the Company.

Effective January 5, 2011, the Board of Directors agreed to reduce the size of the Board of Directors from seven (7) members to five (5) members in accordance with Article IV, Section 15 of the Company’s Bylaws.  The Board of Directors believes that a five (5) member board is appropriate for the current size of the Company and will re-evaluate the board composition as circumstances merit.

Effective January 5, 2011, the Board of Directors agreed to modify Section 2(g) of the Evolving Systems Amended and Restated 2007 Stock Incentive Plan which defined the size of the Compensation Committee thereby reducing the size of the Compensation Committee from four (4) members to three (3) members.

Effective January 5, 2011 the Board of Directors appointed the following members to serve on its Committees, each of whom has been determined to be independent under NASDAQ’s current listing standards:

Audit Committee

David J. Nicol — Chairman and Audit Committee Financial Expert

David S. Oros

John B. Spirtos

Compensation Committee

David J. Nicol — Chairman

Richard R. Ramlall

David S. Oros

Nominating and Governance Committee

John B. Spirtos - Chairman

David S. Oros

Richard R. Ramlall

The Board of Directors intends to appoint a Lead Independent Director to fill the vacancy resulting from Mr. Warnecke’s resignation in the near future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 7, 2011

Evolving Systems, Inc.

By:	/s/ ANITA T. MOSELEY
Anita T. Moseley
Sr. Vice President & General Counsel